                        SELECTED DEALER AGREEMENT

     This agreement is hereby entered into by and between
("Dealer") and GREAT NATION INVESTMENT CORPORATION ("Underwriter") upon the date of acceptance by Underwriter as set forth below.

                                R E C I T A L S:

     WHEREAS, CHURCH LOANS & INVESTMENTS TRUST ("Issuer") proposes to make a public offering and sale of 7,000,000  Certificates of Beneficial Interest ("the
Shares") on a best efforts  basis  through  Underwriter  and certain  additional broker  dealers  who are  members  of the  National  Association  of  Securities
Dealers, Inc. (the "NASD"); and

         WHEREAS, Dealer desires to offer the Shares on a best efforts basis;

                               A G R E E M E N T:

     NOW,  THEREFORE,  Dealer and  Underwriter  do hereby  agree that Dealer may offer for sale the Shares upon the following terms and conditions:

     1. Best  Efforts.  Dealer  agrees to use its best efforts to solicit and obtain subscriptions to purchase the Shares in accordance with the terms and conditions set forth herein.

     2.  Representation  and  Warranties.  Dealer represents and warrants that (i) it is a member in good  standing of the NASD,  (ii) is  registered as a broker-dealer  under the Securities and Exchange Act of 1934,  (iii) is licensed as a  broker-dealer  under the law of the  state(s)  listed  below the  Dealer's signature  hereunder,  (iv) neither Dealer nor any of its executive officers and directors are currently subject to any  administrative  order or judgment in any state which  prohibits the use of any exemption from  registration in connection with the  purchase  or sale of  securities,  (v)  neither  Dealer nor any of its executive officers and directors are subject to any order, judgment or decree of any court of competent jurisdiction temporarily or preliminarily  restraining or enjoining, or subject to any order, judgment or decree of any Court of competent jurisdiction  entered  within the last five  years  permanently  restraining  or enjoining  such person from engaging in or continuing any conduct or practice in connection  with the  purchase or sale of any security or commodity or involving the making of any false filing with any such state,  and (vi) neither Dealer nor any of its  executive  officers and  directors  have been  convicted of a felony involving  the  purchase  or sale of a security  within  five years prior to the commencement of the Offering.

     3.   Duties. Dealer covenants and agrees:

          (a) To use its best  efforts  to procure  purchases  for the Shares in accordance  with the terms of the Offering as set forth in the  Prospectus.
     Such purchases shall be at or above the minimum investment in the Shares as set forth in the  Prospectus.  Dealer  shall not be entitled to solicit the services of other broker- dealers or pass through or reallow any portion of the  compensation  set forth in Section 4 in connection with performing the
     Dealer's service hereunder.

          (b) To at all  times  comply  with all  applicable  provisions  of the
     Securities Act of 1933, as amended (the "Act"),  the Securities Act of 1934 and the rules and regulations of the Commission thereunder,  state Blue Sky securities laws and the rules of the NASD,  including,  without limitation,
     Sections 8, 24, 25 and 36 of Article

     III  of  the  NASD  rules  of  Fair  Practice,   all  prospectus   delivery
     requirements as required by law and the  prohibition  against the direct or indirect  payment or awarding of any finder's fees,  commissions,  or other compensation  to any person  engaged by a potential  investor or investment advice as an  inducement  to such  advisor  to advise  the  purchase  of an interest in a particular program;  provided,  however,  that the payment of the normal sales commissions payable to a registered broker-dealer or other properly licensed person for selling the Shares shall not be prohibited;

          (c) To sell the Shares only in state(s) and  jurisdiction(s)  in which
     Dealer  is  licensed  as  a   broker-dealer,   and  only  in  state(s)  and
     jurisdiction(s)  and in such amounts for which Blue Sky  clearance has been obtained as indicated to Dealer by the Underwriter;

          (d) To take  actions  as may be  required  by law or which it may deem reasonably necessary in order to ascertain that a purchase of the Shares is suitable for a prospective  purchaser,  and maintain a record thereof for a period of at least six years, or such other period as required by law;

          (e) To supply the  Underwriter  with such written  reports of Dealer's activities  relating to the offering of the Shares as the  Underwriter  may from time to time reasonably request;

          (f)  To  obtain  in  connection  with  the  sale  of the  Shares,  the appropriate payment by the purchaser for the number or amount of the Shares indicated  in the form of a check  payable to the  Underwriter.  Such funds shall be  transmitted  to the  Underwriter by noon of the next business day following the day of receipt.

          Issuer  will mail the  Shares to the  purchaser  after the  receipt of payment.  The  procedure  for the  handling  of orders  shall be subject to instructions  which shall be forwarded  from time to time to all members of the Selling Group.  The  Underwriter  will not accept any order from Dealer which  is  placed  on a  conditional  basis  or  subject  to any  delay  or contingency prior to execution.

          In  addition,  Dealer  will  provide  the  Underwriter  with the name, address and social security or tax identification number of, and the amount tendered and number of Shares indicated for, by each such participant.

          (g) In recommending to a participant the purchase, sale or exchange of the Shares, Dealer and persons associated with Dealer shall:

               (1)  Have  reasonable  grounds  to  believe,   on  the  basis  of
          information  obtained from the  participant  concerning his investment objectives, other investments,  financial situation and needs, and any other information known by the Dealer or associated person that:

                    (a) The participant is, or will be, in an financial position appropriate to enable the participant to realize to a significant extent the benefits described in the Prospectus;

                    (b) An  investment  in the Issuer is otherwise  suitable for the participant; and

               (2) Maintain in the files of the Dealer for a period of six years documents  disclosing  the  basis  upon  which  the  determination  of suitability was reached as to each participant.

          Notwithstanding  the above,  the  Underwriter has no duty to determine the  suitability of the  investment  for a particular  investor and nothing contained  herein shall imply to the  Underwriter  any such duty. Nor shall the  Underwriter be subject to any duty to determine if Dealer has complied with Dealer's duty to determine the  suitability  of the  investment  for a particular investor.

          (h) To  comply  with and  abide by all  terms  and  conditions  of the
     Prospectus;

          (i) To not alter,  change or modify in any regards the  prospectus  or any sales materials  provided by the Underwriter  and  furthermore,  Dealer understands  that if Dealer uses any other sales  materials not provided by the Underwriter, then Dealer does so at Dealer's own risk and peril.

          (j) To review  the  Prospectus  and other  materials  provided  by the
     Issuer,  and to have  reasonable  grounds to believe,  based on information obtained from the Issuer,  through the Prospectus  and any other  materials provided,  that all material facts are adequately and accurately  disclosed and provide a basis for evaluating  the proposed  activities of the Issuer.
     In  determining  the  adequacy  of  disclosed  facts,  Dealer  and  persons associated with Dealer shall obtain  information of material facts relating at a minimum to the  following,  if  relevant  in view of the nature of the proposed activities of the Issuer:

               (1)  Items of compensation;

               (2)  Physical properties;

               (3)  Tax aspects;

               (4)  The Issuer's conflicts and risk factors; and

               (5)  Appraisals and other financial data.

          (k) Prior to the  purchase  of the Shares,  to inform the  prospective
     participant   of  all  pertinent   facts  relating  to  the  liquidity  and
     marketability of the Shares.

          (l) To promptly  inform the Underwriter if Dealer shall have knowledge of any material misstatement or material omission in any customer records.

     4.  Compensation.  Dealer  shall  receive  as  compensation  Selling
Commissions of ____ percent (____%) of the sales price of any Shares sold by the
Dealer to the public in accordance herewith.  All Selling Commissions payable to
Dealer  under  this  Agreement  shall  be paid as  hereinafter  provided.  It is understood by Dealer that a portion of its commission is being paid to Dealer in consideration  of its efforts to conduct  the due  diligence  determined  by the
Dealer to be reasonably necessary and that Dealer will be solely responsible for such  diligence;  the  Underwriter  will  have no  responsibility  or  liability pertaining  thereto (although the Underwriter may, in its discretion,  reallow a portion of its

due  diligence   cost   reimbursement   to  Dealer  in  connection   therewith).
Notwithstanding   the  foregoing,   Dealer  will  not  be  entitled  to  receive
compensation pursuant to this section 4 in the event that (i) the Underwriter or the Issuer determines that any offer, sale or solicitation by Dealer was made in violation of the Act, of any of the regulations thereunder, of the securities or
Blue  Sky  laws  of  any  jurisdiction  or  the  NASD,  or of  any  covenant  or representation made hereunder, (ii) if the Underwriter shall not have previously received from Dealer a confirmed copy of this  Agreement;  (iii) with respect to certain subscriptions,  the Issuer or the Underwriter, in their sole discretion, do not  accept  (in whole or in part)  such  subscriptions  to  purchase  Shares obtained by Dealer for any reason, or any Documents for such  subscriptions,  if any, fully complete and duly executed, are received by the Underwriter after the final Closing Date; or (iv) the purchase of Shares is rejected by the Issuer.

     Issuer will pay all commissions to the Underwriter and the Underwriter does hereby agree to remit to Dealer the commissions due Dealer as follows:

          Commission checks will be mailed to Dealer by the Underwriter no later than the 25th of the month in  regard to all  customer  funds  received  by
     Issuer during the first 15 days of the month and no later than the 10th day of the following  month in regard to all customer  funds received by Issuer after the 15th day of the month.

     In the event that the Issuer pays the  commissions  due Dealer  directly to
Dealer, then Underwriter is released thereby for the payment of such commissions actually paid to Dealer by Issuer.

     5. Sales  Incentive  Programs.  No sales incentive  bonuses shall be paid directly or indirectly in connection with the offer and sale of the Shares.

     6. Terms and Termination.  Dealer's obligations under this Agreement shall  commence as of the date of this  Agreement or the  effective  date of the
Prospectus,  whichever  occurs  later,  and  shall  continue  (unless  otherwise terminated as provided  herein) until Dealer has been notified that the Offering of the Shares has ceased or has been completed.

     Dealer's  services,   under  this  Agreement,  may  be  terminated  by  the
Underwriter,  if (i)  Dealer  fails  to  comply  with  any  provisions  of  this
Agreement;  (ii) any of Dealer's  representations  or warranties made herein are false;  or (iii) Dealer  ceases to be (a) a member in good standing of the NASD,
(b) registered as a broker-dealer under the Securities Exchange Act of 1934, (c)
licensed as a  broker-dealer  under the Securities  Exchange Act of 1934, or (d)
licensed as a  broker-dealer  under the state(s)  listed on the  signature  page hereto;  provided,  however, that if Dealer ceases to be registered in less than all the states  listed  herein,  this  Agreement  may not be  terminated  by the
Underwriter, but Dealer shall no longer offer or sell the Shares in such states.
Dealer will notify the  Underwriter  in writing of the  occurrence of any of the foregoing.

     Furthermore,  either party hereto may  terminate  this  Agreement,  with or without cause, upon ten days prior written notice.

     In  the  event  of  termination,  Dealer  shall  not  be  entitled  to  any commissions  earned  after  the  date  of  the  occurrence  giving  rise  to the termination  or  any  restitution  for  the  value  of its  services  thereafter performed.

     7.  Authority. It is understood that Dealer's  relationship with the
Underwriter  is as an  independent  contractor  and that nothing herein shall be construed as creating a  partnership,  joint  venture,  or employer and employee relationship  between  Dealer and the  Underwriter.  Dealer is not authorized to give any  information  or make any  representations  or warranties in connection with the offer and sale of the Shares except as stated in the Prospectus, or any sales material  provided by the Underwriter;  and provided further that any such sales material or advertising may be delivered to a person only if a copy of the
Prospectus is forwarded upon receipt of an indication of interest.

     8. Third Party Beneficiary. It is understood that the Issuer intends to rely, in connection with the Offering on the covenants,  representations  and warranties  made  herein by Dealer to the  Underwriter,  and that the  Issuer is intended to be a third party beneficiary of such covenants,  representations and warranties.

     9. Indemnification. Dealer agrees to indemnify and hold harmless the
Issuer and the Underwriter and their controlling persons, shareholders, officers and  directors  for  any and  all  losses,  claims,  damages,  liabilities,  and expenses,  including attorney's fees, arising in connection with the offering or sale of Shares,  insofar as such losses,  claims,  damages,  or liabilities  (or action in  respect  thereof)  arise out of, or are based  upon any  unauthorized verbal or written  representations  by Dealer,  any untrue statements or alleged untrue  statement of any material fact made by Dealer,  or the failure of Dealer or  Underwriter to deliver a copy of the Prospectus to a purchaser of the Shares procured  by Dealer at or prior to the time such person  agrees to purchase  the
Shares, or for a violation by Dealer of any federal, state (including state Blue
Sky and securities laws and any applicable  suitability  requirements)  or local statute or common law, or of any court order,  or of any rule or  regulation  of
any   governmental   unit  or  agency  or  the  NASD,  for  the  breach  of  any representation  or warranty made by Dealer herein,  or for the failure of Dealer to properly  perform any of its duties  described  herein,  and to reimburse any legal or other expense reasonably  incurred by any of such persons in connection with investigation or defense of such loss, claim, damage, liability, or action.

     Notwithstanding the foregoing, the Underwriter and their Affiliates and any person acting as a Selected  Dealer shall not be  indemnified  hereunder for any losses,  liabilities or expenses arising from or out of an alleged  violation of federal  or state  securities  laws  unless  (1)  there  has  been a  successful adjudication  on the  merits of each  count  involving  alleged  securities  law
violations   as  to  the   particular   indemnitee   and  the   court   approves
indemnification  or the litigation costs, or (2) such claims have been dismissed with  prejudice  on the merits by a court of  competent  jurisdiction  as to the
indemnification   of  the  litigation   costs,  or  (3)  a  court  of  competent
jurisdiction approves a settlement of the claims against a particular indemnitee and finds that  indemnification  of the  settlement  and related costs should be made.  If any claim for  indemnification  for  federal or state  securities  law violation,  the party seeking  indemnification  shall place before the court the position  of the  S.E.C.  and any other  applicable  regulatory  authority  with respect to the issue of the indemnification for securities law violations.

     10.  Method and Location of Notices. All  communications  hereunder, except as herein otherwise specifically provided,  shall be in writing and shall be mailed, delivered, or telecopied as follows:

         To Underwriter at:

                  5408 Bell Street, Building A
                  Amarillo, Texas 79109
                  FAX (806) 353-9631, and

         To Dealer at:
                  ___________________________________
                  ___________________________________
                  FAX _______________________________.

     Notice shall be deemed to be given by a party to another (i) if by personal delivery,  on the  date of such  delivery,  (ii) if  telecopied,  on the date of
transmission,   if  the  receiving   party  confirms   receipt  of  such  notice
telephonically,  and (iii) if mailed,  three days after  delivery  to the mails, postage prepaid,  registered mail,  return receipt  requested,  to the addresses provided in this Section 10.

     11.  Responsibility for Compliance. Dealer is solely responsible for
Dealer's  compliance  with  all  applicable  securities  laws in  regard  to the offering of the Shares and nothing  contained herein shall be construed so as to cause the Underwriter to assume responsibility for Dealer's compliance.

     12.   Compliance   with   Underwriting   Agreement.   Dealer  hereby
acknowledges  that  Dealer  has been  provided  with a copy of the Best  Efforts
Underwriting  Agreement  entered into by and between  Underwriter  and Issuer in regard to the offering of the Shares and Dealer does hereby agree to be bound by the terms and conditions of such agreement as applicable to Dealer. Furthermore, such  Underwriting  Agreement shall inure to the benefit of Dealer to the extent applicable.

     13. Miscellaneous.

          (a) Any customer account information  submitted by the Dealer shall be considered confidential.  The Underwriter shall not use such information as a  source  for  solicitation  purposes  or in  any  other  manner  that  is inconsistent with the purposes of this Agreement.

          (b) No rights  or  interests  created  hereunder  may be  transferred, conveyed  or  assigned  except  with  the  prior  written  consent  of  the
     Underwriter.

          (c)  Notwithstanding  the date or dates that this  Agreement  shall be actually signed by the parties hereto, Dealer's representations, warranties and  agreements  herein  shall  be  effective  as  if  made  prior  to  the commencement by Dealer of its performance hereunder.

                                   DEALER:
                                   __________________________________

                                   By:_______________________________
                                   Title:____________________________

                                   Dated:_____________________________

                                   States in which Dealer is licensed:
                                   ___________________________________
                                   ___________________________________
                                   ___________________________________
                                   ___________________________________
                                   ___________________________________
                                   ___________________________________

                                   UNDERWRITER:

                                   GREAT NATION INVESTMENT CORPORATION

                                   By:________________________________
                                      Byron Pat Treat
                                      Its President

                                   Date:______________________________